UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 25, 2005

SBC COMMUNICATIONS INC.
(Exact Name of Registrant as Specified in Charter)

                                                                             Delaware                                                          1-8610                                                       43-1301883
                                                               (State or Other Jurisdiction of                     (Commission File Number)                (IRS Employer Identification No.)
                                                                          Incorporation)

175 E. Houston, San Antonio, Texas 78205
(Address of Principal Executive Offices) (Zip Code)

        Registrant’s telephone number, including area code (210) 821-4105

__________________________________
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operation and Financial Condition.

SBC Communications Inc. (“SBC”) announced that it will record a charge against fourth quarter results to reflect the correction of an error relating to the lease accounting practices of Cingular Wireless, LLC (“Cingular”). (SBC owns a 60 percent equity ownership in Cingular.) SBC will reduce its fourth quarter Equity in net income of affiliates line item on its consolidated financial statements, which was previously reported on its Form 8-K furnished on January 26, 2005, by approximately $105 before-tax ($66 after-tax). Prior years’ financial results will not be restated due to the immateriality of this adjustment to the results of operations, cash flows and financial position for the current year or any individual or prior period. This change will not affect Cingular’s cash flows and is primarily related to the timing of recording rental expense which will balance out over the life of the affected operating leases.

Item 9.01.  Financial Statements and Exhibits

(c) Exhibits

The text of this Form 8-K constitutes the public announcement contemplated by this Item 2.02

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBC Communications Inc.
By: /s/ John J. Stephens
John J. Stephens
Vice President and Controller

Date: February 25, 2005